Power of Attorney
(Section 16(a) Reporting)

KNOWN ALL MEN BY THESE
PRESENTS that the undersigned an officer director and or shareholder of Synetics Solutions Inc (the Company) does hereby constitute and appoint Greg Marvel James W Cruckshank and Lisa Larsen and any one of them his her or its true and lawful attorney and agent to execute in his her or its name any and all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 with respect to equity securities of the Company and to file the same with the Securities and Exchange Commission and any applicable stock exchange and the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

This Power of Attorney
revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

Dated:  9 July 2004






_
_______/s/Osamu Motomatsu_________________________
						Signature





_Osamu
Motomatsu________________________________
						Print Name